Exhibit 99.1

SG Blocks Reports First Quarter 2018 Financial Results

First Quarter 2018 Construction Backlog Increases to $102.8 Million, Driven by Second

Largest Single Project Award in Company History

BROOKLYN, NY – May 9, 2018 – SG Blocks, Inc. (NASDAQ: SGBX), a leading designer, innovator and fabricator of container-based structures, reported its financial results for the first quarter ended March 31, 2018.

Key First Quarter 2018 Highlights:

●	Revenue increased 150% to approximately $1.5 million, as compared to $0.6 million in Q1 2017.

●	Construction backlog increased to $102.8 million, as compared to $76.7 million at December 31, 2017, driven primarily by the signing of a 190,000-square-foot workforce housing development project representing the second-largest single project in the Company’s history.

●	Commenced construction related activity with 10 out of 16 total projects in backlog and completed two projects in Q1 2018.

●	Gross profit totaled approximately $0.2 million, as compared to $0.2 million in Q1 2017.

●	Net loss totaled $0.8 million, or $(0.18) per basic and diluted share in Q1 2018.

●	Adjusted EBITDA loss increased to $0.5 million, as compared to $0.3 million in Q1 2017 (see below for further discussion about the presentation of Adjusted EBITDA, a non-GAAP financial measurement).

●	Q1 2018 cash used in operating and financing activities totaled $0.4 million, as compared to $0.1 million in Q1 2017.

●	Commenced delivery of a 24,760-square-foot community arts and recreation center in Los Angeles, to be completed in the second quarter of 2018.

●	Designed and delivered a two-story, 11,500-square-foot container-based office facility for Electronic Theatre Controls, Inc., a global leader in the manufacture of lighting and rigging technology in Middleton, Wisconsin.

●	Completed fabrication and commenced delivery of 19,440-square-foot athletic facility in West Africa.

●	Contracted with Iron-Tek to design and manufacture container-based cubicles for its expanding flexible workspace.

●	Selected by Elle Woodworking, an architectural design and fabrication group of commercial and residential projects, to design and construct a container-based seasonal cocktail bar in Battery Park.

●	Named CFO Mahesh Shetty as President and Company Founder Stevan Armstrong as Chief Technology Officer.

Management Commentary

“The first quarter of 2018 demonstrated continued progress and execution with our operating platform for construction,” said SG Blocks CEO Paul Galvin. “We achieved several operational milestones, and ended the quarter with sequential record backlog. This was mainly attributable to the second largest project award in the Company’s history for a major workforce housing project in Sullivan County, New York. This four-building, 190,000-square-foot multi-story, multi-family workforce housing development represents an estimated revenue opportunity of $27.5 million over the next three years. As of March 31, 2018, our construction backlog now stands at approximately $103.0 million, or approximately 700,000 square feet across 16 projects.

“Since our public offering in June 2017, we have focused on three primary areas:

1.	Achieving cash flow positive operations;

2.	Continuing to grow our backlog and pipeline of opportunities; and

3.	Executing on our backlog to drive top-line revenue growth with a consistent 20% margin profile.

“As evidenced by our low first quarter 2018 cash burn rate of $0.4 million, any material increase in revenue will quickly achieve one of our key goals for 2018 – achieving and maintaining positive cash flow from operations. We believe the upcoming quarters are setting up to deliver significant top-line revenue growth as our backlog maintained steady momentum during the first quarter of 2018. In fact, we commenced activity on 10 projects in backlog and completed two projects in Q1 2018,” continued Galvin.

“SG Blocks anticipates it will recognize a major part of the residual contract of $1.9 million from the Los Angeles project in the second quarter of 2018 and based upon anticipated backlog conversion, the company believes revenue in the second quarter of 2018 will be in the range of $3.5 million to $4.5 million.

“Furthermore, and based on conversations with our customers for our three specific projects in excess of $10 million, we estimate revenue realization on our backlog as follows:

●	On the $15.0 million contract, management expects to recognize approximately 30% of the project revenue in 2018 and the balance in 2019.

●	On the $55.0 million contract, management expects to realize approximately 10% of the project revenue in 2018 and the remaining balance equally in each of 2019 and 2020.

●	On the $27.5 million contract, we expect to start design and engineering services in the fourth quarter of 2018.

“In addition to those three projects, management estimates that other contracts in our backlog and conversion of pipeline opportunities will translate into estimated revenue of $10.0-$15.0 million in 2018.

“Although our gross profit margin was muted in the first quarter of 2018, we anticipate subsequent quarters will transition from low-margin projects to an anticipated margin of 20% as we commence projects that are fully modular and encompass all three phases we offer: (1) design, (2) architectural and engineering and (3) construction and delivery,” said Galvin.

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“We believe that, given the asset-light nature of our business model, we can handle incremental revenue with a relatively modest increase in general and administrative expenses. We leverage both inventory and labor of our platform partners and, in most cases, pay for products and services only after we have been paid by the customers. Our model creates significant leverage and reduces working capital constraints to growth.

“On the governance front, during the second quarter we proudly announced the appointment of Yaniv Blumenfeld to our board of directors. Mr. Blumenfeld is a 20-year real estate veteran with extensive commercial real estate loan and equity transaction experience. We expect to leverage his relationships in conjunction with SG Blocks’ business development initiatives and believe his experience as an entrepreneur and a veteran of the capital markets will further strengthen our board’s breadth of talent.

“As we enter the mid-point of the second quarter, we continue to advance and grow our pipeline of opportunities that now stands at approximately $275 million and includes multi-family residential, humanitarian residential, schools and hospitality projects in the United States and abroad. Since delivering our containers at the Heart of Los Angeles Community Arts and Recreation Center, in downtown Los Angeles, in March and April, we have received several inbound requests from developers to replicate similar projects in the area and across the United States. We believe adoption of our construction model is gaining momentum in the industry, as the value proposition as compared to traditional construction is very compelling.

“The Company continues to look for innovative ways to expand the operating platform in order to provide end to end modular solutions on a global basis that make business sense, vertically integrate and add value.

“We look forward to sharing more on our developing story at the soon to be announced Heart of Los Angeles Community Arts and Recreation Center Ribbon Cutting Ceremony and the 8th Annual LD Micro Invitational on June 4-6, 2018 in Los Angeles, California,” concluded Galvin.

First Quarter 2018 Financial Results

Revenue in Q1 2018 totaled $1.5 million, an increase of 150% compared to $0.6 million in Q1 2017. This increase in revenue was primarily a result of revenue being recognized on additional projects that were in progress or completed during Q1 2018 as compared to Q1 2017. Revenue in Q1 2018, included $0.7 million from work in progress on a contract in the amount of approximately $5.6 million. The Company anticipates that the project will be largely complete in Q2 2018 and a majority of the residual contract revenue will be recognized in the quarter.

Construction backlog totaled $102.8 million at March 31, 2018, as compared to $76.7 million at December 31, 2017 and $0.8 million at March 31, 2017. The increase in backlog at the end of Q1 2018 as compared to the end of Q1 2017 was largely attributable to the signing of a 190,000-square-foot workforce housing development project. As of March 31, 2018, the company had 16 projects, or approximately 700,000 square feet, in backlog.

Gross profit totaled $163,596 in Q1 2018 as compared to $153,229 in Q1 2017. Gross profit margin as a percentage of revenue decreased to 11% in Q1 2018, as compared to approximately 26% in Q1 2017. Gross profit margin in Q1 2018 was negatively affected by lower contracted margins on a contract in the amount of approximately $5.6 million.

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Operating expenses increased to $0.9 million in Q1 2018 from $0.8 million in Q1 2017. The increase in operating expenses was primarily due to an increase in headcount, professional fees and business development related expenses.

Net loss totaled $0.8 million, or $(0.18) per basic and diluted share, in Q1 2018, compared to net loss of $0.7 million in Q1 2017.

Adjusted EBITDA loss increased to $0.5 million in Q1 2018 from $0.3 million in Q1 2017. See below under the heading “Use of Non-GAAP Financial Information” for a discussion of adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under U.S. generally accepted accounting principles (“GAAP”).

Cash and cash equivalents at March 31, 2018 totaled $4.5 million, as compared to $4.8 million at December 31, 2017.

Further details about the Company’s results in the first quarter of 2018 are available in its Quarterly Report on Form 10-Q, accessible in the investor relations section of the Company’s website at www.sgblocks.com and through the U.S. Securities and Exchange Commission’s website.

Conference Call Information

SG Blocks CEO Paul Galvin and CFO Mahesh Shetty will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday, May 9, 2018
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-877-300-8521
International dial-in number:	1-412-317-6026
Conference ID:	10119956

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=129583 and via the investor relations section of the Company’s website at www.sgblocks.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through May 23, 2018.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	10119956

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Use of Non-GAAP Financial Information

In addition to our results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP financial measures and have been presented as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We calculate EBITDA as net income (loss) before interest expense, income tax benefit (expense) depreciation and amortization. We calculate Adjusted EBITDA as EBITDA before certain non-recurring adjustments such as loss on conversion of convertible debentures, change in fair value of financial instruments and stock compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses our financial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing our Company and our results of operations.

Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss):

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Net loss	$(754,104)	$(690,330)
Addback interest expense	-	165,194
Addback depreciation and amortization	148,247	146,565
EBITDA (non-GAAP)	(605,857)	(378,571)
Less change in fair value of financial instruments	-	(96,327)
Addback stock compensation expense	79,989	154,383
Adjusted EBITDA (non-GAAP)	$(525,868)	$(320,515)

About SG Blocks, Inc.
SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers and purpose-built steel modules for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

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Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief or current expectations, are forward-looking statements. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in SG Blocks’ filings with the Securities and Exchange Commission. Thus, actual results could be materially different from those presented herein. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Media and Investor Relations:

Media
Kati Bergou
Rubenstein Public Relations
Vice President
212-805-3014
kbergou@rubensteinpr.com

Investor Relations
Chris Tyson
MZ North America
Managing Director
949-491-8235
chris.tyson@mzgroup.us

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SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,512,894	$4,870,824
Short-term investment	-	30,033
Accounts receivable, net	1,429,632	3,005,875
Costs and estimated earnings in excess of billings on uncompleted contracts	1,412	61,175
Prepaid expenses and other current assets	626,082	183,890
Total current assets	6,570,020	8,151,797

Equipment, net	9,049	6,796
Goodwill	4,162,173	4,162,173
Intangible assets, net	2,880,931	3,028,247

Total Assets	$13,622,173	$15,349,013

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,605,212	$2,148,091
Billings in excess of costs and estimated earnings on uncompleted contracts	1,163,202	1,673,048
Total current liabilities	2,768,414	3,821,139

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; 0 issued and outstanding as of March 31, 2018 and December 31, 2017	-	-
Common stock, $0.01 par value, 300,000,000 shares authorized; 4,260,041 issued and outstanding as of March 31, 2018 and December 31, 2017	42,601	42,601
Additional paid-in capital	17,384,518	17,304,529
Accumulated deficit	(6,573,360)	(5,819,256)
Total stockholders’ equity	10,853,759	11,527,874

Total Liabilities and Stockholders’ Equity	$13,622,173	$15,349,013

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SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017
	(Unaudited)	(Unaudited)
Revenue:
Block sales	$-	$56,152
Construction services	1,543,526	548,441
Total	1,543,526	604,593

Cost of revenue:
Block sales	-	44,112
Construction services	1,379,930	407,252
Total	1,379,930	451,364

Gross profit	163,596	153,229

Operating expenses:
Payroll and related expenses	405,418	343,048
General and administrative expenses	426,275	393,941
Marketing and business development expense	81,047	28,568
Pre-project expenses	4,964	9,139
Total	917,704	774,696

Operating loss	(754,108)	(621,467)

Other income (expense):
Interest expense	-	(165,194)
Interest income	4	4
Change in fair value of financial instruments	-	96,327
Total	4	(68,863)

Net loss	$(754,104)	$(690,330)

Net loss per share - basic and diluted:
Basic and diluted	$(0.18)	$(4.22)

Weighted average shares outstanding:
Basic and diluted	4,260,041	163,901

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SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(754,104)	$(690,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	931	690
Amortization of discount on convertible debentures	-	165,194
Amortization of intangible assets	147,316	145,875
Interest income on short-term investment	(4)	(4)
Change in fair value of financial instruments	-	(96,327)
Stock-based compensation	79,989	154,383
Changes in operating assets and liabilities:
Accounts receivable	1,576,243	126,475
Costs and estimated earnings in excess of billings on uncompleted contracts	59,763	9,083
Prepaid expenses and other current assets	(442,192)	(133,939)
Inventory	-	9,445
Intangible assets	-	(28,820)
Accounts payable and accrued expenses	(542,879)	192,727
Billings in excess of costs and estimated earnings on uncompleted contracts	(509,846)	(10,655)
Deferred revenue	-	43,966
Net cash used in operating activities	(384,783)	(112,237)

Cash flows from investing activities:
Purchase of equipment	(3,184)	-
Proceeds from short-term investment	30,037	-
Net cash provided by investing activities	26,853	-

Cash flows from financing activities:
Prepaid expenses on offering costs	-	(129,559)
Net cash used in financing activities	-	(129,559)

Net decrease in cash and cash equivalents	(357,930)	(241,796)

Cash and cash equivalents - beginning of period	4,870,824	549,100

Cash and cash equivalents - end of period	$4,512,894	$307,304

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